SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            March 9, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                           GEYSER GROUP, LTD.
       (Exact Name of Registrant as Specified in its Charter)

   NEVADA                    33-30158-A               62-1386351
(State or other         (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


                 205 East Southern Avenue, Suite 200
                        Mesa, Arizona 85210
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                          (480) 898-7450

                          Not applicable
      (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

     (a) Effective March 9, 2001, the Registrant completed the acquisition of 100% of AquaPure International, Inc., a Nevada corporation (sometimes called "AquaPure"), and 100% of Water Star Bottling, Inc., a Wyoming corporation (sometimes called "Water Star" [and its 85% majority-owned subsidiary, Geyser Products, LLC, a Delaware limited liability company, sometimes called "Geyser"]), pursuant to separate Definitive Agreements and Plans of Acquisition (respectively, the "AquaPure Agreement" and the "Water Star Agreement," or collectively, the "Agreements") that were conditioned upon the closing of the other.

     The Agreements were adopted, ratified and approved by the Board of Directors of the Registrant by unanimous consent on March 9, 2001.

     The former principal stockholders of the Registrant and their percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Agreements were: Chiricahua Company, LLC, wholly-owned by David C. Merrell, the President and sole director, 1,300,000 shares or 91.6%; and David C. Merrell, 30,000 shares, and the beneficial owner of the 1,300,000 shares of Chiricahua Company, 93.7%.

     The source of the consideration used by the respective stockholders of AquaPure and Water Star to acquire their respective interests in the Registrant was the respective exchange of 100% of the outstanding common stock of AquaPure and Water Star pursuant to the Agreements.

     The basis of the "control" of the Registrant by the AquaPure and the Water Star stockholders is stock ownership.

     Subject to an Addendum to these Agreements signed by the AquaPure and the Water Star stockholders waiving any right to participate in this dividend and amending these Agreements to indicate that all finders' shares to be issued under these Agreements would be computed and issued on a post-dividend basis, and the cancellation by Chiricahua Company of 1,145,000 pre-dividend shares of the Registrant, the Registrant authorized a 300% dividend (or three [3] additional shares for each share owned) to each stockholder of record at 8:00 a.m. Eastern Standard Time on March 12, 2001, with a dividend distribution date of March 22, 2001.

     Then, pursuant to the AquaPure Agreement, the Registrant agreed to exchange 9,000,000 shares of "restricted securities" (common stock), pro rata, for all of the outstanding shares of common stock of AquaPure, with the understanding that all shares to be received in the exchange by the AquaPure stockholders would be held in escrow by the Registrant's transfer agent pending the raising of $1,000,000 by the sale of the reorganized Registrant's common stock at terms to be agreed upon by the parties through these persons' efforts. For every 30 days following the period when audited financial statements of the parties have been completed following the closing of these Agreements, 1,000,000 of the shares issued to the AquaPure stockholders, pro rata, will be canceled to the treasury without further consideration, unless these funds are raised. All shares are subject to cancellation unless the entire sum of $1,000,000 is raised within nine months of the availability of the required audited financial statements.

     654,676 shares of "restricted securities" (common stock) of the Registrant were also issued to certain consultants under the AquaPure Agreement. Certain of these persons will be accorded "piggyback" registration rights, in the event that the Registrant subsequently files an S-1, SB-1 or SB-2 registration statement with the Securities and Exchange Commission. The reorganized Registrant has not determined the number of such "piggy back" shares.

     Upon the closing of the AquaPure Agreement, it was agreed that David C. Merrell would be granted a put option ("Put Option"), on 217,500 shares of the Registrant's common stock that he owned whereby for an exercise period of 90 days (the "Exercise Period") from the closing of that Agreement, Mr. Merrell has the right, but not the obligation, to 'Put' or redeem these shares to the Registrant at an exercise price of $1.84 per share, in minimum amounts of 50,000 shares, for a total 'Put' or redemption of $400,020; and Mr. Merrell has granted to the Registrant for the 90 day period following the Exercise Period a call option ("Call Option"), on 217,500 shares of his common stock whereby the Registrant has the right, but not the obligation, to 'Call' or redeem 217,500 shares from Mr. Merrell at an exercise price of $2.75 per share, in minimum amounts of 50,000 shares, for a total 'Call' or redemption of $598,125. These shares shall be held in escrow during the Exercise Period and during the period of the Call Option, and any shares that are subject to an executed 'Put' or 'Call' shall be deducted from the amount of the shares that are subject to the corresponding 'Put' or 'Call' so that the aggregate total of shares covered is 217,500. If Mr. Merrell makes a 'Put' of 50,000 shares, then the Registrant's 'Call' is reduced by 50,000 shares to 157,500, and so on.

     Then, pursuant to the Water Star Agreement, the Registrant agreed to exchange 6,650,000 shares of "restricted securities" (common stock), pro rata, for all of the outstanding shares of common stock of Water Star, and its 85% held subsidiary Geyser. The Registrant has agreed to issue a total of an additional 1,000,000 shares of "restricted securities" to Christopher M. Vance, the President of Water Star Bottling, Inc. in the following manner: in the event that the annual gross revenues of Water Star increases by at least $500,000 for the year ended December 31, 2001, over the same period of the preceding year, Mr. Vance will receive an additional 500,000 shares; and in the event that the annual gross revenues of Water Star increases by at least $500,000 for the year ended December 31, 2002, over the same period of the preceding year, Mr. Vance will receive an additional 500,000 shares.

     The Registrant agreed to adopt an Employee Stock Plan effective on March 9, 2001, for an aggregate of 5,000,000 shares of its post-dividend common stock at the fair market value of $0.05 per share, and to provide for the issuance of 270,000 of these shares to certain directors and executive officers of the Registrant, subject to the following lock-up/leak-out conditions agreed upon by the parties: each of the three recipients can sell no more than 3,375 shares during each of the first five months from the date of issuance; 5,625 shares for each of the next three months; and then the lock-up/leak-out conditions will cease. To the extent available, these shares are to be registered for resale with the Securities and Exchange Commission on Form S-8. Since all of the recipients are "affiliates" of the Registrant, resales will need to be made in compliance with Rule 144, except for the holding period that commenced on March 9, 2001, if Form S-8 is determined to be available for the registration of the shares issued under the Employee Stock Plan.

     The Registrant has amended its Articles of Incorporation to change its name to "Geyser Group, Ltd.

     The sole director and executive officer of the Registrant, David C. Merrell, designated and elected Christopher M. Vance, T.G. Miller, Jerry Ludeman, William E. Carey, B. R. Fulkerson, Daniel L. Gotthilf and Joseph D. O'Shaughnessy, Jr. as directors, to serve until the next annual meeting of stockholders and their respective successors are elected and qualified
or until their prior resignations or terminations.   Mr. Vance was the
President, a director and the principal stockholder of Water Star; Messrs. Miller, Ludeman, Carey, Fulkerson and Gotthilf were prior directors, executive officers and/or principal stockholders of AquaPure; and Mr. O'Shaughnessy is an independent director. Resumes of these persons are included below under the caption "Management" of Item 2.

     Taking into account the foregoing, there are 17,400,000 post-Agreement and post-dividend outstanding shares of the reorganized Registrant's common stock.

     AquaPure was organized in July, 1999, to acquire operating spring water companies through financing and business combinations; it has had no revenues. Water Star, through its marketing division, Geyser, bottles and markets spring water from North America's ONLY cold water geyser located in the Bridger/Teton National Forest, Wyoming. It also markets fruit flavored spring water nationally. Water Star had the following gross revenues for the years ended December 31: 1996, $8,512,565; 1997, $9,264,341; 1998, $11,022,339; and 1999,
$8,747,568.  See Item 2 for additional information.

     Copies of these Agreements, as amended, including any material exhibits and related instruments, and the Certificate of Amendment to the Articles of Incorporation of the Registrant reflecting the name change, accompany this Report, which, by this reference, are incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7.

     (b) The following table contains information regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock, after taking into account the completion of the Agreement:

                                                                  Approximate
                                             Amount and Nature      Percent
                                               of Beneficial          of
     Name                    Title               Ownership           Class

Christopher M. Vance* President and Director     2,825,000           16.0%

T. G. Miller          Managing Director          1,000,000            5.6%
                      and Director

Jerry Ludeman         CEO and Director           2,000,000           11.3%

William E. Carey      Director                      50,000             .2%

B. R. Fulkerson       Director                     450,000            2.5%

Daniel L. Gotthilf    Director                     200,000            1.1%

Joseph D.             Director                       -0-              -0-
O'Shaughnessy, Jr.

Debra Vance*          Shareholder                3,825,000           21.6%

All directors and executive
officers as a group (7)                         10,350,000           58.5%

          * Husband and wife; each may be deemed to be the beneficial owner of the other's securities.

Item 2.  Acquisition or Disposition of Assets.

    (a) See Item 1. The consideration exchanged under these Agreements was negotiated at "arms length" between the directors and executive officers of the Registrant, and the Board of Directors and stockholders of AquaPure and Water Star. The Board of Directors of the Registrant (consisting of one director) used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of AquaPure and Water Star; their management; and the potential benefit of the completion of these Agreements to the stockholders of the Registrant. The sole member of the Board of Directors determined in his good faith judgment that the consideration for the exchanges was reasonable, under these circumstances.

     No director, executive officer or person who may be deemed to be an affiliate of the Registrant had any direct or indirect interest in AquaPure or Water Star prior to the completion of these Agreements.

                                 Business
                                 --------

     The Company bottles, markets and distributes its own proprietary
Spring Water and labeled products. Further, as a second source of income, the Company has the ability to 'private label' for large clients, with an attendant increased volume and distribution. This business provides for additional recognition, revenues and consequent market value, by virtue of additional exposure of the purity of the water, bottling source capacity and distribution.

     The Company's management analysis has shown that a huge market exists in this area. A strong corporate push of these HEALTH and SPORTS' products into the market place, should increase company revenues and market share dramatically. Beverage analysts have shown in their independent reports, that hydrating drinks (bottled water, sports drinks, etc.) are far-exceeding sales of non-hydrating (coffee, tea and liquor) products.

     The marketplace is thriving in our product market segments, and the Registrant has the management expertise, distribution network and GOAL OF MANAGEMENT FOR potential acquisitions and the production capacity to GAIN A LARGER percentile of market share.

     The Registrant's management shall, as a business objective, target natural spring water companies for acquisition or merger. This will add not only potential increased revenues, but also non-contaminated sources of rapidly disappearing natural sources of pure spring water. Consequently, shareholder value should increase, as both these scarce natural spring water assets and additional distribution networks are added, thus increasing asset values, visibility, market share, product awareness and revenues, and on a very cost effective, non-cash basis.

                                Management
                                ----------

    Names                       Title or Position                 Age
    -----                       ------------------                ---

Christopher M. Vance          Director and President               49

T. G. Miller                  Director and Managing Director       45

Jerry Ludeman                 Director and CEO                     57

William E. Carey              Director                             75

B. R. Fulkerson               Director                             70

Daniel L. Gotthilf            Director                             77

Joseph D. O'Shaughnessy, Jr.  Director                             62

                                 Resumes
                                 -------

CHRISTOPHER M. VANCE, Director, President

     CHRISTOPHER M. VANCE. Mr. Vance serves as President of Geyser Group, LTD, and President and C.E.O. of the subsidiaries of Geyser Group, LTD: Water Star Bottling, Inc. and Geyser Products, LLC. From 1992 to present, Mr. Vance founded and has served as President of Water Star located in Afton, Wyoming, in order to bottle water and beverages, utilizing one of the most rare and unique spring water sources known to exist. In 1995, Mr. Vance founded Geyser Products, Inc. and Geyser Sales & Marketing, Inc., to represent the products of Geyser and the sales personnel representing Geyser's independent distributors, respectively. In 1996, the assets of Geyser Products, Inc. and Geyser Sales & Marketing, Inc. were acquired by Geyser Products, LLC, of which Mr. Vance is the Managing Member, President and C.E.O. From 1991 to 1992, Mr. Vance was a co-founder of Water Star International, Inc, which marketed self contained water-vending equipment to customers in Mexico and the United States. From 1977 To 1991, Mr. Vance gained extensive financial experience in management of several mortgage banking companies in Arizona. In 1976, Mr. Vance graduated with a B.A. degree from Brigham Young University.

T.G. MILLER, Managing Director, CPO

     T. G. MILLER. Since 1977, Mr. Miller has been involved in the corporate capital formation and operations of various companies. He has been involved in numerous private placements, public offerings, mergers/acquisitions, and reverse mergers. He has had the opportunity to give presentations in Europe, North America, South America and Asia on company products and corporate investor relations. Mr. Miller formerly represented USA Health Technologies, Inc., as one of 15 American medical therapy companies invited to the first American/Japanese Departments of Trade co-sponsored convention, held in Tokyo, Japan. In 1977, Mr. Miller graduated in industrial quality control and radiography, from Spartan School of Aeronautics.

JERRY LUDEMAN, Director, C.E.O.

     JERRY LUDEMAN. In 1999, Mr. Ludeman co-founded AquaPure International, Inc. Mr. Ludeman has amassed a quarter century of expertise in domestic and international marketing and sales, with emphasis in direct distribution channels and networks, in the food and beverage markets. From 1989 to present, Mr. Ludeman was the President and CEO of Next Age, Inc. (formerly Barrington Food Group, Inc.), a national and international food and beverage marketing organization. Mr. Ludeman headed the marketing of products through food broker networks, supermarkets, mass merchandising, wholesale club stores and convenience stores. Concurrently, he served as President and COO of Distribco, Inc., an affiliate of Barrington Food Group, Inc., a multifaceted sales and marketing organization in the consumer packaging industry, assisting small companies in bringing products to the mass market through a food/beverage broker. From 1977-1989, Mr. Ludeman served as Vice President of Sales and National Sales Manager of Orval Kent Food Company, a Division of Pet Foods Company. From 1966-1976, Mr. Ludeman served as Vice President of International Sales of LubriTech Racing Products, a Division of Phillips Petroleum Company, where he was responsible for setting up distribution worldwide, and the creation of a private label division. Mr. Ludeman attended Bethel College in Brooklyn, New York.

WILLIAM (BILL) E. CAREY,  INDEPENDENT Director.

     WILLIAM E. CAREY. Mr. Carey, currently is CEO of Universal Marketing, and a Director of AquaPure International, Inc., with time proven expertise in marketing bottled water throughout the United States. Mr. Carey has 52 years of experience in the marketing and sales promotion of various types of food and beverage products. Mr. Carey is best recognized as the individual, who 'PIONEERED' the bottled water industry in the USA. While President of Universal Marketing Company, he implemented the importation and national distribution of EVIAN, and was instrumental in EVIAN's growth and success in becoming the leading premium priced spring water brand in the United States consumer market.

B. R. FULKERSON. Director, Secretary / Treasurer

     B. R. FULKERSON. From 1999 to present, Mr. Fulkerson has been a co-founder, corporate Secretary and Treasurer of AquaPure International, Inc., a company organized for the express purpose of developing a national beverage company through acquisitions in the bottled water industry. From 1990-1997, he was a director at USA Health Technologies, Inc. Mr. Fulkerson attended the University of Oklahoma and the University of Tulsa.

DANIEL L. GOTTHILF, CPA.  INDEPENDENT Director

     DANIEL L. GOTTHILF. Mr. Gotthilf is also currently on the Board of Directors of AquaPure International, Inc., as well as has been on the Board of Directors of the following corporations, Savin Corporation, Diversified Equipment Leasing Corporation (a Division of Savin Corp.), Rapifax Corporation, Dacom, Inc., Magnetic Laboratories, and Chemical Bank. Mr. Gotthilf is listed in the Who's Who in America, and Who's Who in Finance and Industry. From 1988 to present, Mr. Gotthilf has been in private practice as a Certified Public Accountant. He is a licensed Certified Public Accountant in Connecticut, Florida, New York and California. From 1983-1986, he was employed as President and COO of Columbia Business Systems, Inc. From 1965 -1983, he was employed as Sr. Vice President Finance of Savin Corporation. From 1970-1982, he was employed as President of Diversified Equipment Leasing, Corp, (a division of Savin). In 1948, he graduated with honors from Graduate School in Business Administration, from the University of Michigan. Mr. Gotthilf is the author of the Treasurer's and Controller's Desk Book, and the Financial Analysis for Decision Making published by Prentice Hall.

JOSEPH D. O'SHAUGHNESSY, JR.  INDEPENDENT DIRECTOR

     JOSEPH D. O'Shaughnessy, Jr. Since 1998, Mr. O'Shaughnessy had been employed by Francorp, Inc., where he developed marketing plans for nearly 100 companies and had written over sixty marketing plans. He also has written and designed more than 40 brochures or videos. From 1979-1994, he was employed by Brand Advertising. From 1976-1979, he was employed by Ziff-Davis Publishing, as a manager for Travel Weekly, the leading travel industry magazine. From 1973-1976, he was employed as Advertising Director by Rolling Stone and Country Music Magazines. From 1971-1973, he was employed as National and Eastern Sales Manager for A.C. Nielsen

                              Facilities
                              ----------

     The following facilities were part of Water Star and its subsidiary:

     Bottling Facility - Afton, Wyoming
     ----------------------------------

     18,000 square feet. Production, Warehousing, processing, laboratory and offices. This facility is leased for a term commencing November 1, 1999, through October 31, 2004, at a monthly rental of $2,500 for the first three years, and $3,000 for the last two years.

     Water Source - "The Geyser" - According to U.S. Forest Service personnel, The Geyser is North America's only cold water geyser. It is also the world's largest, most prolific and the only one in the world that is commercially viable. The water is so pure that the town is not required to treat the water. The town of Afton, Wyoming, has in excess of 2 million gallons of water storage and new 18" underground piping conveying the water direct to town. Water Star has its own dedicated line from one of the main trunk lines direct to the bottling plant. This makes it possible to convey the geyser water directly from the source to the bottling plant.

     Production - There are two separate bottling lines capable of packaging
16.9 oz. and 24 oz. plastic bottles.

     Processing - Water coming into the plant is run through a three-stage process to ensure wholesomeness, while not changing the character of the water. The process includes ultra violet light, micro filtration and ozonation.

     The mixing facility was specifically designed for blending the geyser water using proprietary formulations for flavored spring water and nutritionally enhanced beverages.

     Laboratory - An on site laboratory facility is used to test beverages produced in all contract bottling facilities as well as the Afton plant.

     Office - There is office space for the general manager, sanitation and shipping personnel.

     Administration Offices
     ----------------------

     Geyser's facilities have been located at 205 East Southern Avenue, Suite 200, since February 16, 1996. The current lease has expired, and rent is on a month to month basis, at a rate of $4,165.13; management anticipates negotiations will result in a new three to five year lease of these facilities consisting of approximately 3,500 square feet, at approximately the same monthly rental. This space is primarily dedicated to personal work areas, but includes space for reception, storage and shipping point-of-sale materials to distributors. Approximately 50% of the space will be utilized by the Registrant for administration and investor relations. Eight persons are currently employed at this location.

Item 5.  Other Events.

     Effective March 12, 2001, the name of the Registrant was changed to "Geyser Group, Ltd." A copy of the Certificate of Amendment to the Registrant's Articles of Incorporation is attached hereto and incorporated herein. See Item 7.

Item 6.  Resignations of Directors and Executive Officers.

     As a result of the completion of these Agreements, David C. Merrell, the sole officer and director of the Registrant, resigned. Mr. Merrell designated and elected Christopher M. Vance, T.G. Miller, Jerry Ludeman, William E. Carey, B. R. Fulkerson, Daniel L. Gotthilf and Joseph D. O'Shaughnessy, Jr., as directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignations or terminations. See Item 1(a).
Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

                  AQUA PURE INTERNATIONAL, INC.
                  (A Development Stage Company)

                       FINANCIAL STATEMENTS

                 YEAR ENDED DECEMBER 31, 2000 AND
          FOR THE PERIOD FROM JULY 28, 1999 (INCEPTION)
                    THROUGH DECEMBER 31, 1999

TABLE OF CONTENTS





Independent Auditor's Report . . . . . . . . . . . . . . . . . .1

Financial Statements:

   Balance Sheets at December 31, 2000 and 1999. . . . . . . . .2

   Statements of Operations for the year ended December 31, 2000 and for the period from July 28, 1999 (inception) through
     December 31, 1999                                          3

   Statements of Changes in Stockholders' Equity for the year ended December 31, 2000 and for the period from July 28,
     1999 (inception) through December 31, 1999 . . . . . . . . 4

   Statements of Cash Flows for the years ended December 31, 2000 and for the period from July 28, 1999 (inception) through
     December 31, 1999.. . . . . . . . . . . . . . . . . . . . .5

Notes to Financial Statements. . . . . . . . . . . . . . . . .6-8

Daszkal Bolton Manela Devlin & Co.
CERTIFIED PUBLIC ACCOUNTANTS
A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA  33431
TELEPHONE  (561) 367-1040   FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.     MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.     OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.


                   INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Members
Aqua Pure International, Inc.

We have audited the accompanying balance sheets of Aqua Pure International, Inc. (a development stage company) as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000 and for the period from July 28, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aqua Pure International, Inc. (a development stage company), as of December 31, 2000 and for the period from July 28, 1999 (inception) through December 31, 1999, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
May 22, 2001

AQUA PURE INTERNATIONAL, INC.
(A Development Stage Company)
BALANCE SHEETS
DECEMBER 31, 2000 AND 1999

                              ASSETS
                                                  2000        1999
Current assets:
  Cash and cash equivalents                  $  26,951    $       87
  Accounts receivable, related party                 -         6,900
       Total current assets                     26,951         6,987

Property and equipment, net                     18,249        17,013

Other assets                                       596         1,171

       Total assets                           $ 45,796     $  25,171

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Bank overdraft                              $      -     $   1,753
  Accounts payable, related party                9,934           876
       Total current liabilities                 9,934         2,629

       Total liabilities                      $  9,934     $   2,629

Stockholders' equity:

  Preferred stock, $.001 par value, 55,000,000
    shares authorized, no shares issued or
    outstanding                                      -             -
  Common stock, $.001 par value, 50,000,000
    shares authorized, 8,930,000 and 8,498,500
    shares issued and outstanding                8,930         8,500
  Additional paid-in capital                   300,200       118,880
  Deficit accumulated during the development
  state                                       (273,268)     (104,838)
        Total stockholders' equity              35,862        22,542

        Total liabilities and stockholders'
        equity                              $   45,796     $  25,171

See accompanying notes to financial statements.

AQUA PURE INTERNATIONAL, INC.
(A Development stage Company)
STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000 AND PERIOD FROM
JULY 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999
                                                     July 28, 1999 (inception)
                                                        through December 31,
                                           2000         1999          2000
Revenues                              $        -    $          -  $        -

Operating expenses:
  General and administrative expenses    162,640         103,537     266,177
  Depreciation and amortization            3,986           1,301       5,287
     Total operating expenses            166,626         104,838     271,464

Interest expense                          (1,804)              -      (1,804)

Net loss                              $ (168,430)   $   (104,838) $ (273,268)

See accompanying notes to financial statements.

AQUA PURE INTERNATIONAL, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2000 AND PERIOD FROM
JULY 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999
                                                            Deficit
                                                          Accumulated
                                              Additional   During the
                              Common Stock     Paid-In   Development
                          Shares      Amount   Capital       Stage      Total
Balance at July 28, 1999
(inception)                       - $       - $        -  $      -  $       -

Contributed Capital       8,498,500     8,500    118,880         -    127,380

Net loss for the period           -         -          -  (104,838)  (104,838)

Balance at December 31,
1999                      8,498,500     8,500    118,880  (104,838)    22,542

Contributed Capital         431,500       430    181,320         -    181,750

Net loss for the year             -         -          -  (168,430)  (168,430)

Balance at December 31,
2000                      8,930,000  $  8,930 $  300,200 $(273,268) $  35,862

See accompanying notes to financial statements.

AQUA PURE INTERNATIONAL, INC.
(A Development State Company)
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2000 AND PERIOD FROM
JULY 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999
                                                 July 28, 1999 (inception)
                                                    through December 31,
                                       2000       1999           2000
Cash flows from operating activities:
  Net loss                          $ (168,430)  $ (104,838)  $ (273,268)
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation                    $    3,986   $    1,301   $    5,287
    Changes in operating assets and
    liabilities:
      Increase (decrease) in:
        Accounts receivable              6,900       (6,900)           -
        Other assets                       575       (1,171)        (596)
      Increase (decrease) in:
        Bank overdraft                  (1,753)       1,753            -
        Accounts Payable                 9,058          876        9,934
Net cash used in operating activities (149,664)    (108,979)    (258,643)

Cash flows used in investing activities:
  Purchases of property and equipment   (5,222)     (18,314)     (23,536)

Cash flows provided by financing
activities:
  Proceeds from sale of stock          181,750      127,380      309,130

Net increase in cash and cash
equivalents                             26,864           87       26,951

Cash and cash equivalents at beginning
of period                                   87            -            -

Cash and cash equivalents at end of
period                               $  26,951    $      87     $ 26,951

Supplemental disclosure of cash flow
information:
  Cash paid during the year for
  interest                           $   1,804    $       -     $  1,804

See accompanying notes to financial statements.

AQUA PURE INTERNATIONAL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1   DESCRIPTION OF BUSINESS

Aqua Pure International, Inc. is a corporation duly formed and organized under the laws of the State of Nevada on July 28, 1999. The Company's principal business purpose intends to produce, bottle, sell and distribute water beverages.

The Company has no revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. The Company has no cash equivalents at December 31, 2000 and 1999.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over expected useful lives of the assets.

Capital Stock

Stock authorized consists of 50,000,000 shares of voting common stock, 5,000,000 shares of voting preferred stock and 50,000,000 shares of non-voting preferred stock, all with a par value of $0.001.


NOTE 3   PROPERTY AND EQUIPMENT


Property and equipment consist of the following at December 31, 2000 and 1999:
                                                    2000          1999
        Office Equipment                       $    9,521      $   4,299
        Vehicles                                   14,015         14,015
           Total property and equipment            23,536         18,314
           Less: accumulated depreciation          (5,287)        (1,301)
           Property and equipment, net         $   18,249      $  17,013

Depreciation expense for the year ended December 31, 2000 and for the period from July 28, 1999 (inception) through December 31, 1999, was $3,986 and $1,301, respectively.

AQUA PURE INTERNATIONAL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 4  RELATED PARTIES

At December 31, 1999, the Company had $6,900 due from a shareholder for expenses paid by the Company on his behalf.

At December 31, 2000 and 1999, the Company had $9,934 and $876 in the accounts payable balance that is due to shareholders of the Company for reimbursable expenses and funds advanced.


NOTE 5- INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This standard requires, among other things, recognition of future tax consequences, measured by enacted tax rates attributable to taxable and deductible temporary differences between financial statement and income tax bases of assets and liabilities. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in the deferred tax asset and liability.

For income tax purposes, the Company has elected to capitalize the start-up costs incurred during 1999 of $100,629. The start-up costs will be amortized over sixty (60) months in accordance with the internal revenue code. The Company's evaluation of the tax benefit of its carry forward is presented in the following table. The tax amounts have been calculated using the 25% federal tax rate.


Deferred tax assets consist of the following at December 31:
                                                      2000          1999
      Tax benefit of capitalized start-up costs  $  25,157      $  25,157
      Net operating loss carry forward              15,165              -
      Less: valuation allowance                    (40,322)       (25,157)
                                                 $       -      $       -

The Company has a net operating loss carry forward of $161,289, which will expire at December 31, 2014.


NOTE 6   GOING CONCERN

The accompanying financial statements have been prepared assuming that the organization will continue as a going concern. The organization has negative cash flows from operations and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management expects that until completion of its reverse merger described in
Note 7, working capital will be provided by loans and advances from stockholders.

AQUA PURE INTERNATIONAL, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 7  SUBSEQUENT EVENTS

On March 9, 2001, the Theme Factory, Inc. ("TFI") acquired 9,000,000 shares of AquaPure International, Inc. in exchange for 9,000,000 shares of TFI, in a non-taxable reorganization under Sec. 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. For accounting purposes, the merger has been treated as a reverse merger of TFI and the Company and as a recapitalization by the Company. TFI will be the surviving corporation. The 9,000,000 TFI shares will be held in escrow for a maximum of 9 months or until the Company has raised $1,000,000 in equity funds. For each month that the funds are not raised, 1,000,000 shares will be cancelled, beginning 30 days after the Company's financial statements have been audited.

On March 9, 2001, Water Star acquired 85% of Geyser's member units (an affliated company through common ownership and management) with an effective date of February 28, 2001. In conjunction with the merger of Water Star and Geyser, the minority shareholder of Water Star's 15% of common stock was transferred back to Water Star in exchange for a note of $37,500, plus the increase or decrease in the profits or losses attributable to the 15% of the common stock of Water Star for the period January 1, 1996 to December 31, 1999.

Subsequent to the reorganization of Water Star and Geyser, 100% of the Water Star shares were then exchanged for 7,650,000 shares of TFI. TFI's name has been changed to Geyser Group. Ltd ("Geyser Group"), effective March 9, 2001.


The following summarizes the fair value of the assets acquired and the liabilities assumed by Geyser Group as of December 31, 2000:

          Cash                                  $   122,342
          Trade receivable                          406,314
          Inventory                                 366,933
          Income tax receivable                      40,957
          Property and equipment                    780,000
          Trademarks                              4,500,000
          Contracts                               5,200,000
          Other Assets                              157,000
          Accounts payable                         (851,805)
          Accrued expenses                         (306,398)
          Line of credit                           (356,020)
          Capital lease obligation                  (88,005)
          Members' capital subject to redemption   (946,094)

          Net assets                            $ 9,025,224


The agreement between Water Star and Geyser Group provides for contingent shares to be issued under an "Earn Out" provision. If gross revenues for the year ending December 31, 2001 increase by $500,000, then 500,000 shares of common stock will be issued to C. Michael Vance; and if gross revenues for the year ending December 31, 2002 increase by an additional $500,000, then an additional 500,000 shares of common stock will be issued to C. Michael Vance.

        GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.

                  COMBINED FINANCIAL STATEMENTS

              YEARS ENDED DECEMBER 31, 2000 AND 1999

                        TABLE OF CONTENTS





Independent Auditor's Report . . . . . . . . . . . . . . . . . .1

Financial Statements:

   Combined Balance Sheets at December 31, 2000 and 1999 . . . .2

   Combined Statements of Operations for the years ended December
   31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . .3

   Combined Statements of Changes in Owners' Equity (Deficit) for
   the years ended December 31, 2000 and 1999 . . . . . . . . . 4

   Combined Statements of Cash Flows for the years ended December
   31, 2000 and 1999.. . . . . . . . . . . . . . . . . . . . . .5

Notes to Combined Financial Statements . . . . . . . . . . . 6-12

                Daszkal Bolton Manela Devlin & Co.
                   CERTIFIED PUBLIC ACCOUNTANTS
            A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA  33431
          TELEPHONE  (561) 367-1040   FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.     MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.     OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.





                   INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Members
Geyser Products, LLC and Water Star Bottling, Inc.

We have audited the accompanying combined balance sheets of Geyser Products, LLC and Water Star Bottling, Inc. as of December 31, 2000 and 1999, and the related combined statements of operations, changes in owners' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Geyser Products, LLC and Water Star Bottling, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
May 22, 2001

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
COMBINED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
                              ASSETS
                                                  2000            1999
Current Assets:
   Cash                                      $  122,343      $  477,323
   Trade receivable                             406,314         423,290
   Inventory                                    366,933         355,192
   Income tax receivable                         40,957               -
        Total current assets                    936,547       1,255,805

Property and equipment, net                     356,593         444,716

Other assets:

   Deferred Taxes                                23,007               -
   Other assets, net                            134,000         162,860
        Total other assets                      157,007         162,860
        Total assets                         $1,450,147      $1,863,381

                 LIABILITIES AND OWNERS' DEFICIT

Current liabilities:
    Accounts payable                         $  851,805      $  298,353
    Accrued expenses                             82,398         142,570
    Due to related parties                      224,000          76,000
    Bank overdraft                                    -         185,117
    Line of credit                              356,020         278,984
    Obligations under capital lease              88,005          79,861
        Total current liabilities            $1,602,228      $1,060,885

Long-term liabilities:

    Obligations under capital lease, less
    current portion                                   -          88,005
        Total liabilities                    $1,602,228      $1,148,890

Commitments and contingencies

Members' equity subject to redemption           946,094       1,179,966

Owners' deficit:

     Common stock; no par value; 1,000,000
      shares authorized; 100,000 issued and
      outstanding                               137,500         137,500
     Additional paid-in capital                 140,207         140,207
     Retained earnings                          232,417         355,843
     Members' deficit                        (1,608,299)     (1,099,025)
         Total owners' deficit               (1,098,175)       (465,475)
         Total liabilities and owners'
         deficit                            $ 1,450,147     $ 1,863,381

See accompanying notes to financial statements.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                2000            1999
Net sales                                   $ 7,569,697     $ 8,540,346

Cost of sales                                 4,639,232       4,805,523

Gross profit                                  2,930,465       3,734,823

Operating expenses:
   Sales and marketing                        1,131,936       1,519,353
   Administrative                             2,238,537       2,583,069
   Bad debt expense                              71,378          80,848
   Depreciation and amortization                181,781         212,018
   Disposal of product line                      17,131         592,727
      Total operating expenses                3,640,763       4,988,015

Loss from operations                           (710,298)     (1,253,192)

Other income (expense):
   Interest expense                             (90,883)       (120,966)
   Interest income                                5,051          29,934
   Litigation settlement proceeds                     -       2,078,595
   Miscellaneous income (expense)                 9,594         (30,658)
      Total other income (expense)              (76,238)      1,956,905

(Loss) income before income taxes              (786,536)        703,713

Income tax (benefit) expense                    (63,964)        122,640

Net (loss) income                           $  (722,572)     $  581,073

See accompanying notes to financial statements.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2000 AND 1999
                         Geyser Products, LLC       Water Star Bottling, Inc.
                                      Members'
                                      Equity
                          Members'  Subject to Common    Additional   Retained
                         Deficit    Redemption Stock  Paid-in Captial Earnings
Balance, January 1, 1999 $(1,338,225) $1,281,754 $137,500 $140,207 $  56,182

Net Income                   239,200      42,212        -        -   299,661

Distributions to Members           -    (144,000)       -        -         -

Balance, December 31,
1999                      (1,099,025)  1,179,966  137,500  140,207   355,843

Net loss                    (509,274)    (89,872)       -        -  (123,426)

Distributions to members           -    (144,000)       -        -         -

Balance, December 31,
2000                     $(1,608,299)  $ 946,094 $137,500 $140,207 $ 232,417

See accompanying notes to financial statements.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
                                                 2000           1999
Cash flows from operating activities:
  Net (loss) income                         $ (722,572)    $   581,073
  Adjustments to reconcile net (loss)
  income to net cash (used in) provided
  by operating activities:
   Depreciation and amortization               181,781         212,018
   Changes in operating assets and liabilities:
     Increase (decrease) in:
        Trade receivable                        16,976         312,364
        Inventory                              (11,741)        676,355
        Income tax receivable                  (40,957)              -
        Other assets                           (43,837)          6,405
     Increase (decrease) in:
        Accounts payable and accrued expenses  641,289        (241,550)
Net cash provided by operating activities       20,939       1,546,665

Cash flows from investing activities:
  Proceeds from sale of property and equipment   9,594          29,686
  Purchase of property and equipment           (53,571)        (10,000)
Net cash (used in) provided by investing
activities                                     (43,977)         19,686

Cash flows from financing activities:
  Increase (decrease) in bank overdraft       (185,117)        185,117
  Net borrowings (payments) under line of
  credit                                        77,036        (193,606)
  Payments to members                         (144,000)       (144,000)
  Net payments on capital lease                (79,861)        (72,741)
  Net payments on loan payable from member           -      (1,000,000)
Net cash used in financing activities         (331,942)     (1,225,230)

Net (decrease) increase in cash and cash
equivalents                                   (354,980)        341,121

Cash at beginning of year                      477,323         136,202

Cash at end of year                         $  122,343      $  477,323

Supplemental disclosure of cash flow information:

  Cash paid for interest                    $   90,883      $  120,966
  Cash paid for income taxes                $        -      $  122,640

See accompanying notes to financial statements

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1   DESCRIPTION OF BUSINESS

These financial statements present the combined operations for Geyser Products, LLC and Water Star Bottling, Inc. (the "Companies"). Geyser Products, LLC ("Geyser") is a limited liability company that was duly formed and organized under the laws of the State of Delaware on February 16, 1996. Geyser's principal business purpose is to market and distribute various bottled water beverages throughout the United States. Geyser will continue until December 31, 2026, unless earlier dissolved or terminated pursuant to the law or to the provisions of the Operating Agreement. Water Star Bottling, Inc. ("Water Star") is a corporation duly formed and organized under the laws of the State of Wyoming on April 9, 1992. The Company's principal business purpose is to bottle water to be sold by Geyser.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation

The financial statements of Geyser Products, LLC and Water Star Bottling, Inc. are combined because both companies are beneficially owned by identical shareholders and share common management. Additionally, Water Star's business purpose is to bottle water and sell it to Geyser. All significant intercompany accounts and transactions have been eliminated in the combination. The accompanying financial statements have been prepared on the accrual method of accounting.

Cash and Cash Equivalents

The Companies recognize all highly liquid investments purchased with an original maturity of three months or less as cash or cash equivalents. The Companies had no cash equivalents at December 31, 2000 and 1999.

Inventory


Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, inventory consisted of the following:
                                                2000            1999
          Raw materials                       175,210          128,019
          Finished goods                      191,723          227,173
          Total inventory                    $366,933         $355,192

Property and Equipment

Property and equipment are recorded at cost. Owned property and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets: 3-10 years for warehouse and bottling equipment. Amortization of leasehold improvements and assets under capital leases is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the assets. Amortization expense of leasehold improvements and lease equipment is included in depreciation expense.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES, continued

Income Taxes

Geyser Products, LLC was formed as a limited liability company. As such, all taxable income and available tax credits are passed from the limited liability company to the individual members. It is the responsibility of the individual members to report the taxable income and tax credits, and to pay any resulting income taxes. Therefore, there is no provision made for federal or state income taxes applicable to Geyser in the accompanying financial statements. Water Star Bottling, Inc. was formed as a corporation and as such, any provision for income taxes reflected in the accompanying financial statements is attributable to Water Star.

Revenue Recognition

Revenue is recognized when products are shipped.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements related to income taxes and asset lives.

Advertising Costs

Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled approximately $1,132,000 for 2000 and $1,519,000 for 1999.

Intangible Assets

Trademarks and flavor formulations include legal costs associated with such registrations and are amortized over the estimated useful life, which is 15 years. Website design costs are amortized over the estimated useful life of 3 years, on a straight-line basis.


NOTE 3   OTHER ASSETS

Other assets at December 31 include the following:
                                                      2000        1999
     Travel advances                               $   4,000     $   7,500
     Intangibles:
        Trademarks and flavor formulations            97,271        93,032
        Website design                               130,011       109,930
                                                     231,282       210,462
     Less: accumulated amortization                  (97,282)      (47,602)
                                                   $ 134,000     $ 162,860


Total amortization expense for the years ended December 31, 2000 and 1999 was approximately $50,000 and $77,000, respectively. Amortization expense for 1999 included $30,000 of start-up costs.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 4   OPERATING AND CAPITAL LEASES

Geyser leases office space under an operating lease agreement expiring on January 31, 2001 that includes monthly rentals as well as excise, privilege and sales taxes. The lease may be canceled with 90 days written notice with no penalty. The Companies lease plant and warehouse space under operating lease agreements expiring on October 31, 2004 that includes monthly rentals as well as excise, privilege and sales taxes. Total rent expense for the years ended December 31, 2000 and 1999 was approximately $48,000 and $ 77,500, respectively.

The non-cancelable lease is classified as a capital lease, and the leased assets are included as part of property and equipment. The obligation under the capital lease has an imputed interest rate of 9.75% and is collateralized by the corresponding equipment.


Property under the capital lease at December 31, consisted of the following:
                                                    2000          1999
      Bottling Equipment                          $ 365,780     $ 365,780
      Less: accumulated amortization               (292,624)     (219,468)
                                                  $  73,156     $ 146,312


Future minimum rentals for property under the operating leases and the capital lease at December 31, 2000 are as follows:
                                             Capital          Operating
       Year Ending December 31,               Lease             Leases
                2001                       $ 92,722          $  30,000
                2002                              -             31,000
                2003                              -             36,000
                2004                              -             30,000
       Total minimum lease obligation        92,722            127,000
          Less: interest                     (4,717)                 -
          Present value of total minimum
          lease payments                     88,005          $ 127,000
          Less: current portion             (88,005)
             Non-current portion           $      -


NOTE 5   PROPERTY, PLANT AND EQUIPMENT


The following is a summary of property, plant and equipment at December 31:
                                             2000               1999
       Furniture and fixtures             $   31,614          $  31,614
       Warehouse equipment                    46,627             43,355
       Bottling equipment                    911,882            871,176
       Leasehold improvements                 36,430             36,429
                                           1,026,553            982,574
       Less: accumulated depreciation       (669,960)          (537,858)
                                          $  356,593          $ 444,716

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 5   PROPERTY, PLANT AND EQUIPMENT, continued

Depreciation of property, plant, and equipment was approximately $132,000 for 2000 and $135,000 for 1999.


NOTE 6   RELATED PARTY TRANSACTIONS

At December 31, 2000 and 1999, the Companies had incurred accounts payable and accrued expenses to related parties of $308,732 and $122,065 respectively, for various purposes. These amounts included, at December 31:

                                              2000           1999
          Directors' fees due              $  80,000       $  40,000
          Member distribution due            144,000          36,000
                                           $ 224,000       $  76,000


Additionally, Geyser purchases inventory from Tenupah, an entity in which Water Star owns a minority interest. Accounts payable to Tenupah amounted to approximately $85,000 and $46,000 at December 31, 2000, and December 31, 1999, respectively. Purchases from Tenupah for 2000 and 1999 totaled $672,000 and $835,000, respectively.


NOTE 7   LINE OF CREDIT

Geyser has a $1,750,000 line of credit established at Bay View Financial Corporation with interest payable monthly at the bank's prime rate (8.5% at December 31, 2000 and 1999) plus 3.5 percent. The line of credit matures in March 2001 and is collateralized by trade accounts receivable and inventories. Borrowings under this line of credit are limited to 70 percent of eligible accounts receivable plus 50 percent of eligible inventory up to a maximum amount each year of $400,000 from June through February and a maximum of $1,000,000 from March through May. There is $356,020 in outstanding borrowings under this line at December 31, 2000. The available unused balance of the line of credit was $-0- at December 31, 2000.

The line of credit agreement contains a financial covenant requiring that the combined Companies maintain positive net profits before taxes and depreciation on a combined basis. Compliance is measured quarterly based on a 12-month trailing average. The Companies were not in compliance with this covenant at December 31, 2000, as a result of operating losses.

Subsequent to December 31, 2000, Geyser paid the loan in full and obtained a new financing agreement with another financial institution (See Note 13).


NOTE 8   FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, accounts receivable, accounts payable, line of credit and other payables approximates fair value because of their short maturities.

GEYSER PRODUCTS, INC. LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 9   COMMITMENTS AND CONTINGENCIES

The Companies are defendants in various lawsuits, alleging breach of contract. These suits have been filed by distributors of the Companies' products who seek damages totaling $34,000. Consequently, $34,000 was charged to operations in 2000 and a corresponding liability has been recorded under "Accrued expenses" as of December 31, 2000, in the accompanying financial statements.


NOTE 10   CONCENTRATIONS

Credit Risk

Financial instruments, which potentially exposes the Companies to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No.105, consist primarily of trade receivables. The Companies' officers have attempted to minimize this risk by monitoring the companies to which it extended credit.

Significant Suppliers

The Companies are dependent on third-party water bottling companies and bottle makers. In 2000 and 1999, products purchased from the Companies' three largest suppliers accounted for approximately 67% and 65% of product purchases, respectively. The Companies are dependent on the ability of their suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Companies. The Companies believe that their relationships with suppliers are satisfactory.


NOTE 11   INCOME TAXES


Income tax (benefit) consists of the following:
                                               2000          1999
          Current                          $  (40,957)    $ 122,640
          Deferred                            (23,007)            -
            Provision (benefit) for income
            taxes                          $  (63,964)    $ 122,640


Under FAS No. 109, deferred income taxes reflect the net tax effects of temporary and permanent differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets as of December 31, 2000 and 1999 are as follows:
                                              2000          1999
          Deferred tax assets:
            Depreciation                   $  23,007      $      -

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 11   INCOME TAXES, continued

A reconciliation of income tax expense (benefit) provided at a combined federal and state statutory rate of 31% to income tax expense is as follows:
                                            2000                1999
    (Loss) income before income taxes    $ (786,536)        $ 703,713
    Less: Geyser (loss) income             (599,146)          281,412
    Water Star (loss) income               (187,390)          422,301

    Taxes computed at combined federal
    and state tax rate                   $  (58,091)        $ 130,913
    Non-deductible expenses                  (5,873)           (8,273)
    Income tax (benefit) expense         $  (63,964)        $ 122,640


NOTE 12 EQUITY INTEREST SUBJECT TO REDEMPTION AND THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT

Prior to 1999, certain distinctive trademarks, flavor formulations and a cash contribution of $570,000 were contributed to Geyser by Michael and Debbie Vance (the "Vances"), in exchange for an 85 percent (85%) ownership interest. A cash contribution of $1,762,500 was made by RDV Beverage, LLC ("RDV"), a Michigan limited liability company, in exchange for a 15 percent (15%) ownership interest.

The Operating Agreement provides RDV with the option, commencing February 16, 1996 and ending December 31, 2001, to increase its ownership from 15 percent to 40 percent in 1 percent increments for $135,500 each, or in one lump-sum for $3,387,500, payable one sixth in cash and the remainder in equal installments over a five-year period accruing interest at 8 percent per annum, payable quarterly. This option has not been exercised as of December 31, 2000. If RDV does not exercise this right, RDV may require Geyser, during the one-year period commencing January 1, 2002, to repurchase its 15 percent ownership interest in Geyser. In addition, in the same one-year period, Geyser may require that RDV sell its interest to Geyser.

The Operating Agreement provides for distributions as follows:

  (1) Preferential distributions to RDV in the amount of $144,000 annually, through and including 2001, payable quarterly in arrears;
  (2) Quarterly distributions of net cash flow, as defined, to members for income taxes, calculated in accordance with ownership percentages on Geyser's income for federal income tax purposes at the highest marginal federal income tax rate applicable to Geyser's members;
  (3) Distribution of distributable net cash flow, as defined, to the 85 percent owner up to $816,000, with any amount in excess of this limit to be distributed in accordance with ownership percentages.
In addition, the operating agreement provides that the RDV, commencing January 1, 2002 and ending December 31, 2002, has the right to require Geyser repurchase RDV's interest in Geyser. The purchase price for RDV's interest is equal to its capital account at the date notice is given.

GEYSER PRODUCTS, LLC AND WATER STAR BOTTLING, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 13   SUBSEQUENT EVENTS

Factoring Agreement

On March 20, 2001, Geyser entered into a "Multiple Advance Promissory Note" with New Horizon Capital, LLC. The factoring agreement provides for
borrowings through March 20, 2003 (the maturity date).   Borrowings will bear
interest at the fixed rate of 11.5% payable monthly. The loan is collateralized by trade accounts receivable. The maximum amount that may be outstanding under the agreement is $1,250,000 and is limited to 80% of eligible accounts receivable. Geyser will pay legal, accounting, and other fees and expenses of approximately 1-3% in connection with the agreement.

Merger Agreement

On March 9, 2001, Water Star acquired 85% of Geyser's member units with an effective date of February 28, 2001. In conjunction with the reorganization of Water Star and Geyser, the minority shareholder of Water Star's 15% of common stock was transferred back to Water Star in exchange for a note of $37,500, plus the increase or decrease in the profits or losses attributable to the 15% of the common stock of Water Star for the period January 1, 1996 to December 31, 1999.

On March 9, 2001, the Theme Factory, Inc. ("TFI") acquired 9,000,000 shares of AquaPure International, Inc. ("API") in exchange for 9,000,000 shares of TFI, in a non-taxable reorganization under Sec. 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended. For accounting purposes, this merger has been treated as a reverse merger of TFI and API and as a recapitalization by API. TFI will be the surviving corporation. These shares will be held in escrow for a maximum of 9 months or until API has raised $1,000,000 in equity funds. For each month that the funds are not raised, beginning 30 days after the date of the audit report of API's financial statements, 1,000,000 shares will be cancelled.

Subsequent to the reorganization of Water Star and Geyser, 100% of the Water Star shares were then exchanged for 7,650,000 shares of TFI. TFI's name has been changed to Geyser Group. Ltd ("Geyser Group"), effective March 9, 2001.

The agreement between Water Star and Geyser Group provides for contingent shares to be issued under an "Earn Out" provision. If gross revenues for the year ending December 31, 2001 increase by $500,000, then 500,000 shares of common stock will be issued to C. Michael Vance; and if gross revenues for the year ending December 31, 2002 increase by an additional $500,000, then an additional 500,000 shares of common stock will be issued to C. Michael Vance.

     (b)  Pro Forma Financial Information.

                     The Theme Factory, Inc.
                  PRO FORMA FINANCIAL STATEMENTS

    The following Pro Forma Combined Balance Sheet of The Theme Factory, Inc.
    (TMFT) has been prepared based upon the balance sheets of TMFT as of January 31, 2001. The Pro Forma Combined Statement of Operations was prepared based upon the financial statement of operations for TMFT for the twelve months ended January 31, 2001. The pro forma statement of operations also includes the AquaPure International, Inc, Water Star,
    Inc, and Geyser Bottling LLC Statements of Operations for the twelve months ended December 31, 2000. The pro forma statements give effect to the transition between TMFT and AquaPure International, Inc. as a public shell merger and therefore as a reorganization. The pro forma statements give effect to the transactions of Water Star and Geyser under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. The pro forma combined balance sheets give effect to the acquisition as if they had occurred as of January 31, 2001. The pro forma combined statement of operations for the twelve months ended January 31, 2001, gives effect to the acquisitions as if they had occurred as of February 1, 2000.

    The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

The Theme Factory, Inc.
Pro Forma Combined Balance Sheets
As of January 1, 2001
(unaudited)
                                    Historical
                     Theme Factory  AquaPure Int'l        Pro Forma
                    January 31, 2001 Dec 31, 2000  Total Adjustments Combined
Current Assets:
Cash                 $          -  $   26,951  $ 26,951   $      -  $  26,951
Accounts Receivable             -           -         -          -          -
Loans Receivable-
Affiliates                      -           -         -          -          -
Inventory                       -           -         -          -          -
Total Current Assets            -      26,951    26,951          -     26,951

Property and equipment,
net                             -      18,429    18,249          -     18,249

Other assets:
Deferred taxes                  -           -         -          -          -
Other                           -         596       596          -        596
Trademarks and contracts, net   -           -         -          -          -
Goodwill                        -           -         -          -          -
Total other assets              -         596       596          -        596

Total assets          $         -  $   45,796  $ 45,796   $      -  $  45,796

Current Liabilities:
Accounts payable      $    32,514  $    9,934  $ 42,448(1)$(32,514) $   9,934
Accrued expenses          172,398           -   172,398(1)(172,398)         -
Line of Credit                  -           -         -          -          -
Obligation under
capital leases                  -           -         -          -          -
Advances from related
party                           -           -         -          -          -
Total Current
liabilities               204,912       9,934   214,846   (204,912)     9,934

Total liabilities         204,912       9,934   214,846   (204,912)     9,934

Member's equity subject to
redemption

Stockholders' equity:
Members' capital                -           -         -          -          -
Common Stock                4,256       8,930    13,186 (1) (4,256)     8,930
Additional Paid in capital 97,032     300,200   397,232 (1)(97,032)   300,200
Retained Earnings        (306,200)   (273,268) (579,468)(1)306,200   (276,268)
Total Owners' equity     (204,912)     35,862  (169,050)   204,912     35,862

Total liabilities and
stockholders' equity   $        -   $  45,796 $  45,796   $      - $   45,796

CONTINUED

                       Historical
                   Water Star Bottling
                      & Subsidiary                           Pro Forma
                      Dec 31, 2000       Total      Adjustments     Combined
Current Assets:
Cash                 $    122,343  $  149,294  $           -    $    149,294
Accounts Receivable       406,313     406,313                        406,313
Loans Receivable-
Affiliates                366,933     366,933                        366,933
Inventory                  40,957      40,957                         40,957
Total Current Assets      936,546     963,497                        963,497

Property and equipment,
net                       356,593     374,842  (2)   423,407         798,249

Other assets:
Deferred taxes             23,007      23,007                         23,007
Other                      54,031      54,627                         54,627
Trademarks and contracts,
net                        79,969      79,969  (2) 9,620,031       9,700,000
Goodwill                        -           -                              -
Total other assets        157,007     157,603  (2) 9,620,031       9,777,634

Total assets          $ 1,450,146  $1,495,942    $10,043,438    $ 11,539,380

Current Liabilities:
Accounts payable      $   851,805     861,739              -    $    861,739
Accrued expenses          306,398     306,398              -         306,398
Line of Credit            356,020     356,020              -         356,020
Obligation under
capital leases             88,005      88,005              -          88,005
Advances from related
party                           -           -              -               -
Total Current
liabilities             1,602,228   1,612,162              -       1,612,162

Total liabilities       1,602,228   1,612,162              -       1,612,162

Member's equity subject
to redemption             946,094     946,094        438,382       1,384,476

Stockholders' equity:
Members' capital       (1,608,299) (1,608,299) (2) 1,608,299               -
Common Stock              137,500     146,430  (2)  (129,030)         17,400
Additional Paid in
capital                   140,207     440,407  (2) 8,358,203       8,798,610
Retained Earnings         232,416     (40,852) (2)  (232,416)       (273,268)
Total Owners' equity   (1,098,176) (1,062,314)     9,605,056       8,542,742

Total liabilities and
stockholders' equity  $ 1,450,146 $ 1,495,942   $ 10,043,438    $ 11,539,380

1. The Pro Forma Balance Sheet at December 31, 2000 combining AquaPure and the Theme Factory is based upon the balance sheets of the Theme Factory as of January 1, 2001 and AquaPure Int'l as of December 31, 2000.

2. The Pro Forma Balance Sheet at December 31, 2000 combining AquaPure and Water Star is based upon the balance sheets of the AquaPure and Water Star as of December 31, 2000.

(1) Adjustment to record the reverse merger of the Theme Factory and AquaPure in exchange for 9,000,000 share of the Theme Factory.

(2) Adjustments to record the acquisition of the Water Star and its subsidiary, Geyser Products, LLC, for 6,650,000 shares of common stock. The adjustment to record the appraised value of the tangible and intangible assets of Water Star and Geyser.

The Theme Factory, Inc.
Pro Forma Combined Statement of Income
For the year ended January 31, 2001
(unaudited)
                                      Historical
                         Theme Factory  Aqua Pure Int'l            Pro Forma
                       January 31, 2001  Dec 31, 2000     Total    Adjustments
Revenues earned          $          -  $          -    $        -  $        -

Cost of revenues earned             -             -             -           -

Gross Profit                        -             -             -           -

Operating expenses:
Selling, general and admn
expense                        12,367       166,626       178,993           -
   Total operating expenses    12,367       166,626       178,993           -

Loss from operations          (12,367)     (166,626)     (178,993)          -

Other income (expense)
Interest Income                     -             -             -           -
Interest expense               (6,511)       (1,804)       (8,315)          -
Other income                        -             -             -           -
Other expense                       -             -             -           -
   Total other income (expense)(6,511)       (1,804)       (8,315)          -

Income Tax (benefit)                -             -             -           -

Net Loss                   $  (18,878)    $(168,430)    $(187,308)          -

Basic net loss per share $      (0.00)

Weighted average shares
  outstanding               4,256,493

Fully diluted net loss
  per share              $      (0.00)

Fully diluted average
  shares outstanding        4,256,493

CONTINUED

The Theme Factory, Inc.
Pro Forma Combined Statement of Income
For the year ended January 31, 2001
(unaudited)
                   Historical Water Star Bottling             Pro Forma
                    Combined    Dec 31, 2000       Total  Adjustments Combined
Revenues earned     $       -  $7,569,697 $ 7,569,697             $ 7,569,697

Cost of revenues earned     -   4,639,232   4,639,232               4,639,232

Gross Profit                -   2,930,465   2,930,465           -   2,930,465

Operating expenses:
Selling, general and
admn expense          178,993   3,640,763   3,819,756 (2) 932,000   4,751,754
   Total operating
   expenses           178,993   3,640,763   3,819,756     932,000   4,751,754

Loss from operations (178,993)   (710,298)   (889,291)   (932,000) (1,821,289)

Other income (expense)
Interest Income             -       5,051       5,051           -       5,051
Interest expense       (8,315)    (90,883)    (99,198)          -     (99,198)
Other income                -       9,594       9,594           -       9,594
Other expense               -           -           -           -           -
   Total other income
   (expense)           (8,315)    (76,238)    (84,553)          -     (84,553)

Income Tax (benefit)        -     (63,964)    (63,964)          -     (63,964)

Net Loss            $(187,308)  $(722,572)  $(909,880)  $(932,000)$(1,841,878)

Basic net loss per
share               $   (0.02)                                    $     (0.11)

Weighted average
shares outstanding 10,750,000                                      17,400,000

Fully diluted net
loss per share      $   (0.01)                                    $     (0.11)

Fully diluted
average shares
outstanding        13,256,493                                      17,400,000

1. The Pro Forma Statement of Operations for the twelve months ended January 31, 2001, is based upon the twelve months ended January 31, 2001 for the Theme Factory and the year ended December 31, 2000 for AquaPure Int'l and Water Star and gives effect to the acquisition as if it had occurred on February 1, 2000.

2. Entry to record the additional depreciation and amortization expense relating to the acquisition of Water Star.

     (c)  Exhibits.


                                                Exhibit
Description of Exhibit*                          Number

Definitive Agreement and Plan of                   2.1
Acquisition among The Theme Factory, Inc.
and AquaPure International, Inc.*

Definitive Agreement and Plan of                   2.2
Acquisition among The Theme Factory, Inc.
and Water Star Bottling, Inc.*

First Addendum to the Agreements.*                  2.3

Second Addendum to the Agreements.*                 2.4

Certificate of Amendment.*                          3

News Release*                                      99

               * Previously filed with the initial 8-K Current Report, and incorporated herein by reference.


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GEYSER GROUP, LTD.

Date: 5/29/01                By/s/Christopher M. Vance
      -------                   -----------------------------
                                Christopher M. Vance
                                President and Director